Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended
	March 31, 2020	March 31, 2019
Operating segments
GM North America (GMNA)	$2,194	$1,896
GM International (GMI)	(551)	31
Cruise	(228)	(169)
GM Financial(a)	230	359
Total operating segments	1,645	2,117
Corporate and eliminations(b)	(395)	193
EBIT-adjusted	1,250	2,310
Adjustments
GMI restructuring(c)	(489)	—
Transformation activities(d)	—	(790)
GM Brazil indirect tax recoveries(e)	—	857
Total adjustments	(489)	67
Automotive interest income	83	98
Automotive interest expense	(193)	(181)
Income tax expense	(357)	(137)
Net income attributable to stockholders(f)	$294	$2,157
__________

(a)	GM Financial amounts represent EBT-adjusted.

(b)
GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

(c)
This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustment primarily consists of asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand.

(d)
This adjustment was excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustment primarily consists of accelerated depreciation.

(e)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(f)	Net of Net loss attributable to noncontrolling interests.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2020	2019	2019	2018	2019	2018	2019	2018
Net income (loss) attributable to stockholders	$294	$2,157	$(194)	$2,044	$2,351	$2,534	$2,418	$2,390
Income tax expense (benefit)	357	137	(163)	(611)	271	100	524	519
Automotive interest expense	193	181	200	185	206	161	195	159
Automotive interest income	(83)	(98)	(96)	(117)	(129)	(82)	(106)	(72)
Adjustments
GMI restructuring(a)	489	—	—	—	—	—	—	196
Transformation activities(b)	—	790	194	1,327	390	—	361	—
GM Brazil indirect tax recoveries(c)	—	(857)	—	—	(123)	—	(380)	—
FAW-GM divestiture(d)	—	—	164	—	—	—	—	—
Ignition switch recall and related legal matters(e)	—	—	—	—	—	440	—	—
Total adjustments	489	(67)	358	1,327	267	440	(19)	196
EBIT-adjusted	$1,250	$2,310	$105	$2,828	$2,966	$3,153	$3,012	$3,192
________

(a)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020, and supplier claims and employee separation charges in Korea in the three months ended June 30, 2018.

(b)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of accelerated depreciation in the three months ended March 31, 2019, accelerated depreciation and employee separation charges in the three months ended December 31, 2019, employee separation charges and accelerated depreciation in the three months ended December 31, 2018, supplier-related charges and pension curtailment and other charges in the three months ended September 30, 2019 and supplier-related charges and accelerated depreciation in the three months ended June 30, 2019.

(c)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(d)
This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.

(e)	This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended
	March 31, 2020		March 31, 2019
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$247	$0.17	$2,119	$1.48
Adjustments(a)	489	0.34	(67)	(0.05)
Tax effect on adjustment(b)	(73)	(0.05)	(32)	(0.02)
Tax adjustment(c)	236	0.16	—	—
EPS-diluted-adjusted	$899	$0.62	$2,020	$1.41
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details.

(b)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(c)
This adjustment consists of tax expense related to the establishment of a valuation allowance against deferred tax assets that are no longer realizable in Australia and New Zealand. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2020			March 31, 2019
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$643	$357	55.5%	$2,282	$137	6.0%
Adjustments(a)	489	73		(67)	32
Tax adjustment(b)		(236)			—
ETR-adjusted	$1,132	$194	17.1%	$2,215	$169	7.6%
________

(a)
Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(b)	Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2020	March 31, 2019
Net income (loss) attributable to stockholders	$4.9	$9.1
Average equity(a)	$43.6	$39.3
ROE	11.2%	23.2%
________

(a)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2020	March 31, 2019
EBIT-adjusted(a)	$7.3	$11.5
Average equity(b)	$43.6	$39.3
Add: Average automotive debt and interest liabilities (excluding finance leases)	18.8	14.4
Add: Average automotive net pension & OPEB liability	16.9	17.5
Less: Average automotive and other net income tax asset	(23.7)	(22.9)
ROIC-adjusted average net assets	$55.6	$48.3
ROIC-adjusted	13.2%	23.8%
________

(a)	Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted for adjustment details.

(b)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2020	March 31, 2019
Net automotive cash provided by (used in) operating activities	$337	$(2,207)
Less: Capital expenditures	(1,205)	(1,993)
Add: GMI restructuring	23	9
Add: Transformation activities	—	315
Less: GM Brazil indirect tax recoveries	(58)	—
Adjusted automotive free cash flow	$(903)	$(3,876)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2020
Net sales and revenue	$25,831	$3,280	$38		$29,149	$25	$3,561	$(26)	$32,709
Expenditures for property	$946	$255	$4	$—	$1,205	$5	$14	$—	$1,224
Depreciation and amortization	$1,227	$166	$9	$—	$1,402	$8	$1,788	$—	$3,198
Impairment charges	$20	$90	$—	$—	$110	$—	$—	$—	$110
Equity income (loss)(a)	$6	$(163)	$—	$—	$(157)	$—	$25	$—	$(132)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2019
Net sales and revenue	$27,365	$3,850	$46		$31,261	$25	$3,620	$(28)	$34,878
Expenditures for property	$1,701	$292	$—	$—	$1,993	$4	$17	$—	$2,014
Depreciation and amortization	$2,069	$127	$12	$—	$2,208	$2	$1,899	$—	$4,109
Impairment charges	$7	$—	$—	$—	$7	$—	$—	$—	$7
Equity income (loss)(a)	$2	$374	$(7)	$—	$369	$—	$45	$—	$414

________

(a)	Includes Automotive China equity loss of $167 million and Automotive China equity income of $376 million in the three months ended March 31, 2020 and 2019.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the three months ended March 31, 2020, 32.4% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended
	March 31, 2020	March 31, 2019
GMNA	775	859
GMI	191	236
Total	966	1,095

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2020	March 31, 2019
United States
Chevrolet – Cars	65	100
Chevrolet – Trucks	210	197
Chevrolet – Crossovers	160	155
Cadillac	30	36
Buick	34	52
GMC	119	126
Total United States	618	666
Canada, Mexico and Other	101	109
Total North America	719	775
Asia/Pacific, Middle East and Africa
Chevrolet	173	220
Wuling	176	266
Buick	130	225
Baojun	82	169
Cadillac	28	46
Other	17	21
Total Asia/Pacific, Middle East and Africa	606	947
South America(a)	132	155
Total in GM markets	1,457	1,877
Total Europe	—	1
Total Worldwide	1,457	1,878
_______

(a)	Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended
	March 31, 2020	March 31, 2019
SAIC General Motors Sales Co., Ltd.	207	382
SAIC GM Wuling Automobile Co., Ltd.	255	432

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Market Share
United States – Cars	8.2%	9.8%
United States – Trucks	31.0%	28.2%
United States – Crossovers	14.5%	14.1%
Total United States	17.3%	16.2%
Total North America	16.8%	15.7%
Total Asia/Pacific, Middle East and Africa	6.6%	8.0%
Total South America	15.3%	15.5%
Total GM Market	10.1%	10.5%
Total Worldwide	7.9%	8.3%

United States fleet sales as a percentage of retail vehicle sales	27.7%	25.0%

North America capacity two-shift utilization	104.9%	100.7%

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2020					Three Months Ended March 31, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$29,149	$25	$—	$(24)	$29,150	$31,261	$25	$—	$(25)	$31,261
GM Financial	—	—	3,561	(2)	3,559	—	—	3,620	(3)	3,617
Total net sales and revenue	29,149	25	3,561	(26)	32,709	31,261	25	3,620	(28)	34,878
Costs and expenses
Automotive and other cost of sales	26,543	183	—	—	26,726	28,035	195	—	(1)	28,229
GM Financial interest, operating and other expenses	—	—	3,356	—	3,356	—	—	3,306	—	3,306
Automotive and other selling, general and administrative expense	1,902	68	—	—	1,970	2,080	19	—	—	2,099
Total costs and expenses	28,445	251	3,356	—	32,052	30,115	214	3,306	(1)	33,634
Operating income (loss)	704	(226)	205	(26)	657	1,146	(189)	314	(27)	1,244
Automotive interest expense	193	—	—	—	193	184	—	—	(3)	181
Interest income and other non-operating income (loss), net	278	(10)	—	43	311	768	24	—	13	805
Equity income (loss)	(157)	—	25	—	(132)	369	—	45	—	414
Income (loss) before income taxes	$632	$(236)	$230	$17	643	$2,099	$(165)	$359	$(11)	2,282
Income tax expense					357					137
Net income					286					2,145
Net loss attributable to noncontrolling interests					8					12
Net income attributable to stockholders					$294					$2,157

Net income attributable to common stockholders					$247					$2,119

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2020	March 31, 2019
Basic earnings per share
Net income attributable to stockholders(a)	$294	$2,157
Less: cumulative dividends on subsidiary preferred stock	(47)	(38)
Net income attributable to common stockholders	$247	$2,119

Weighted-average common shares outstanding	1,433	1,417

Basic earnings per common share	$0.17	$1.50
Diluted earnings per share
Net income attributable to common stockholders – diluted(a)	$247	$2,119

Weighted-average common shares outstanding – diluted	1,440	1,436

Diluted earnings per common share	$0.17	$1.48
Potentially dilutive securities(b)	32	8
__________

(a)	Net of Net loss attributable to noncontrolling interests.

(b)
Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	March 31, 2020					December 31, 2019
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$25,340	$1,534	$11,632	$—	$38,506	$13,409	$2,349	$3,311	$—	$19,069
Marketable debt securities(b)	6,743	904	—	(27)	7,620	3,908	320	—	(54)	4,174
Accounts and notes receivable, net(c)	7,112	2	1,179	(757)	7,536	6,614	2	1,004	(823)	6,797
GM Financial receivables, net(d)	—	—	26,859	(539)	26,320	—	—	27,101	(500)	26,601
Inventories	10,799	—	—	—	10,799	10,398	—	—	—	10,398
Other current assets(e)	2,123	23	4,782	(9)	6,918	2,517	16	5,424	(4)	7,953
Total current assets	52,115	2,462	44,452	(1,331)	97,699	36,846	2,687	36,841	(1,383)	74,992
Non-current Assets
GM Financial receivables, net(d)	—	—	25,961	(13)	25,948	—	—	26,372	(17)	26,355
Equity in net assets of nonconsolidated affiliates	6,084	—	1,437	—	7,521	7,107	—	1,455	—	8,562
Property, net	37,608	144	216	—	37,969	38,374	150	226	—	38,750
Goodwill and intangible assets, net	3,253	634	1,338	—	5,225	3,348	634	1,355	—	5,337
Equipment on operating leases, net	—	—	41,296	—	41,296	—	—	42,055	—	42,055
Deferred income taxes	24,137	415	(111)	—	24,441	24,582	345	(287)	—	24,640
Other assets	5,373	413	791	(53)	6,525	6,123	413	863	(53)	7,346
Total non-current assets	76,456	1,607	70,929	(66)	148,925	79,533	1,542	72,040	(70)	153,045
Total Assets	$128,571	$4,069	$115,381	$(1,397)	$246,624	$116,380	$4,230	$108,881	$(1,454)	$228,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(c)	$20,163	$78	$553	$(764)	$20,031	$21,101	$109	$644	$(836)	$21,018
Short-term debt and current portion of long-term debt
Automotive(d)	2,269	—	—	(539)	1,730	2,397	—	—	(500)	1,897
GM Financial	—	—	43,331	—	43,331	—	—	35,503	—	35,503
Accrued liabilities	21,285	110	4,811	(7)	26,200	22,493	82	3,916	(4)	26,487
Total current liabilities	43,717	188	48,695	(1,308)	91,292	45,990	192	40,064	(1,341)	84,905
Non-current Liabilities
Long-term debt
Automotive(d)	28,594	—	—	(13)	28,581	12,507	—	—	(18)	12,489
GM Financial	—	—	52,858	—	52,858	—	—	53,435	—	53,435
Postretirement benefits other than pensions	5,766	—	—	—	5,766	5,935	—	—	—	5,935
Pensions	11,502	—	3	—	11,505	12,166	—	4	—	12,170
Other liabilities	9,823	506	2,030	(53)	12,305	10,518	505	2,176	(53)	13,146
Total non-current liabilities	55,683	506	54,892	(66)	111,015	41,126	505	55,615	(71)	97,175
Total Liabilities	99,400	694	103,587	(1,374)	202,307	87,114	697	95,679	(1,410)	182,080
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(b)(e)	26,032	57	1,283	(1,359)	26,014	26,095	50	1,283	(1,354)	26,074
Retained earnings(b)	12,344	1,397	12,149	(4)	25,885	12,303	1,566	13,013	(22)	26,860
Accumulated other comprehensive loss	(10,163)	—	(1,637)	—	(11,800)	(10,062)	—	(1,094)	—	(11,156)
Total stockholders’ equity	28,228	1,454	11,794	(1,363)	40,113	28,348	1,617	13,202	(1,376)	41,792
Noncontrolling interests(e)	944	1,921	—	1,340	4,204	918	1,916	—	1,331	4,165
Total Equity	29,171	3,375	11,794	(23)	44,317	29,266	3,533	13,202	(43)	45,957
Total Liabilities and Equity	$128,571	$4,069	$115,381	$(1,397)	$246,624	$116,380	$4,230	$108,881	$(1,454)	$228,037
_________

(a)	Amounts may not sum due to rounding.

(b)	Elimination includes Cruise investment in GM common stock at March 31, 2020 and December 31, 2019.

(c)
Eliminations primarily include GM Financial accounts receivable of $670 million offset by Automotive accounts payable and Automotive accounts receivable of $43 million offset by GM Financial accounts payable at March 31, 2020 and GM Financial accounts receivable of $678 million offset by Automotive accounts payable and Automotive accounts receivable of $78 million offset by GM Financial accounts payable at December 31, 2019.

(d)	Eliminations include GM Financial loan receivable of $552 million and $517 million offset by an Automotive loan payable at March 31, 2020 and December 31, 2019.

(e)
Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Three Months Ended March 31, 2020					Three Months Ended March 31, 2019
	Automotive	Cruise	GM Financial	Reclassification/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassification/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$265	$(166)	$170	$18	$286	$2,001	$(118)	$273	$(11)	$2,145
Depreciation and impairment of Equipment on operating leases, net	36	—	1,770	—	1,806	16	—	1,881	—	1,897
Depreciation, amortization and impairment charges on Property, net	1,476	8	18	—	1,502	2,199	2	18	—	2,219
Foreign currency remeasurement and transaction (gains) losses	(117)	—	1	—	(116)	82	—	(2)	—	80
Undistributed earnings of nonconsolidated affiliates, net	158	—	(26)	—	132	(368)	—	(45)	—	(413)
Pension contributions and OPEB payments	(212)	—	—	—	(213)	(291)	—	—	—	(291)
Pension and OPEB income, net	(264)	—	—	—	(263)	(149)	—	—	—	(149)
Provision (benefit) for deferred taxes	212	(70)	46	—	188	(273)	(47)	67	—	(253)
Change in other operating assets and liabilities(b)(c)(d)	(1,217)	20	234	(798)	(1,761)	(5,424)	16	(49)	141	(5,316)
Net cash provided by (used in) operating activities	337	(208)	2,213	(781)	1,561	(2,207)	(147)	2,143	130	(81)
Cash flows from investing activities
Expenditures for property	(1,205)	(5)	(14)	—	(1,224)	(1,993)	(4)	(17)	—	(2,014)
Available-for-sale marketable securities, acquisitions	(3,281)	(810)	—	—	(4,091)	(677)	—	—	—	(677)
Available-for-sale marketable securities, liquidations	911	208	—	(6)	1,113	678	12	—	(12)	678
Purchases of finance receivables, net(b)(c)	—	—	(6,939)	565	(6,374)	—	—	(7,222)	7	(7,215)
Principal collections and recoveries on finance receivables(c)	—	—	4,890	(151)	4,739	—	—	6,370	(163)	6,207
Purchases of leased vehicles, net	—	—	(3,733)	—	(3,733)	—	—	(3,747)	—	(3,747)
Proceeds from termination of leased vehicles	—	—	3,088	—	3,088	—	—	3,059	—	3,059
Other investing activities	(17)	(1)	—	(70)	(88)	(4)	—	1	1	(2)
Net cash provided by (used in) investing activities	(3,592)	(607)	(2,710)	338	(6,570)	(1,996)	8	(1,556)	(167)	(3,711)
Cash flows from financing activities
Net increase in short-term debt	—	—	13	—	13	480	—	479	—	959
Proceeds from issuance of debt (original maturities greater than three months)	16,362	—	19,502	—	35,863	683	1	11,074	(1)	11,757
Payments on debt (original maturities greater than three months)	(104)	—	(11,259)	25	(11,339)	(110)	—	(10,682)	15	(10,777)
Dividends paid(d)	(545)	—	(445)	400	(590)	(565)	(16)	(46)	1	(626)
Other financing activities	(257)	—	(28)	17	(267)	(222)	(2)	(34)	22	(236)
Net cash provided by (used in) financing activities	15,455	—	7,782	442	23,680	266	(17)	791	37	1,077
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(288)	—	(159)	—	(448)	(8)	—	8	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	11,912	(815)	7,126	—	18,223	(3,945)	(156)	1,386	—	(2,715)
Cash, cash equivalents and restricted cash at beginning of period	13,487	2,355	7,102	—	22,943	13,762	2,291	7,443	—	23,496
Cash, cash equivalents and restricted cash at end of period	$25,398	$1,540	$14,228	$—	$41,166	$9,817	$2,135	$8,829	$—	$20,781
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(a)	Amounts may not sum due to rounding.

(b)
Includes reclassifications of $325 million and $200 million in the three months ended March 31, 2020 and 2019 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(c)
Eliminations include $240 million and $207 million in Purchases of finance receivables, net in the three months ended March 31, 2020 and 2019, and $151 million and $163 million in Principal collections and recoveries on finance receivables in the three months ended March 31, 2020 and 2019 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.

(d)	Eliminations include dividends issued by GM Financial to Automotive.